                              AMENDMENT NO. 2 TO
                        RECEIVABLES PURCHASE AGREEMENT

          THIS AMENDMENT NO. 2 (this "AMENDMENT"), is entered into as of May 3, 1997, by and among KOHL'S RECEIVABLES CORPORATION, a Wisconsin corporation (the "SELLER"), the INVESTORS, PREFERRED RECEIVABLES FUNDING CORPORATION ("PREFCO"), and THE FIRST NATIONAL BANK OF CHICAGO, as Agent (in such capacity, the "AGENT"), with respect to the RECEIVABLES PURCHASE AGREEMENT, dated as of January 31, 1997, by and among the Seller, the Investors, PREFCO and the Agent (the "RECEIVABLES PURCHASE AGREEMENT"). Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Receivables Purchase Agreement.


                             PRELIMINARY STATEMENT

          The parties desire to amend the Receivables Purchase Agreement in certain respects as hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to as follows:

     SECTION 1. AMENDMENTS.  Subject to the terms and conditions hereinafter
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set forth, and in reliance on the representations and warranties set forth in
Section 2 hereof, each of the parties hereby agrees to amend the Receivables Purchase Agreement as follows:

          1.1. Section 7.2(f) of the Agreement is hereby amended and restated in its entirety to read as follows:

          (f) The Loss-to-Liquidation Ratio for the 3 most recent consecutive calendar months shall exceed 3.5%.

          1.2. Exhibit I to the Agreement is hereby amended to add the following new definition in its appropriate alphabetical order:

          "LOSS-TO-LIQUIDATION RATIO" means, as of any date of determination, a percentage equal to (i) the amount of Receivables which became Charged-Off Receivables during the period of 3 consecutive calendar months then most recently ended less any cash recoveries received during such period with respect to any Charged-Off Receivables, divided by (ii) the aggregate amount of Collections during such 3-month period.

     1.3. The definitions of "LIBO RATE" and "LOSS RECOURSE PERCENTAGE" set forth in Exhibit I to the Agreement are hereby amended and restated in their entirety to read, respectively, as follows:

          "LIBO RATE" means the rate per annum equal to the sum of (i) (a) the rate at which deposits in U.S. Dollars are offered by the Reference Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, such deposits being in the approximate amount of the Capital of the Receivable Interest to be funded or maintained, divided by
     (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Tranche Period plus (ii) 0.300% per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1% and shall be computed for actual days elapsed on the basis of a year consisting of 360 days.

          "LOSS RECOURSE PERCENTAGE" means, at any time, the greater of (i) 3 times the Loss-to-Liquidation Ratio for the three-month period then most recently ended, or (ii) 10%.

     SECTION 2.    REPRESENTATIONS AND WARRANTIES.
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          2.1.  Seller Representations. As of the date hereof, the Seller
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represents and warrants to the Agent and the Purchasers that:

          (a)  Corporate Existence and Power.  Each of the Seller and its
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     Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except for such failures which will not, individually or in the aggregate, have a Material Adverse Effect.

          (b)  No Conflict. The execution, delivery and performance by the
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     Seller of this Amendment, and the Seller's use of the proceeds of purchases made under the Receivables Purchase Agreement, as amended hereby, are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of the Seller (except created under the Receivables Purchase Agreement); and no transaction contemplated by the Receivables Purchase Agreement, as amended hereby, requires compliance with any bulk sales act or similar law. This Amendment, and each of the Transaction Documents to which the Seller is a party, have been duly executed and delivered by the Seller.

          (c)  Governmental Authorization. Other than the filing of the
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     financing statements required under the Receivables Purchase Agreement, all of which filings have previously been made, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Receivables Purchase Agreement, as amended hereby.

          (d)  Binding Effect.  The Receivables Purchase Agreement, as amended
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     hereby, constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally or general equitable principles.

          (e)  Absence of Certain Events.  After giving effect to the waiver and
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     amendments contained herein, no Servicer Default, Potential Servicer Default, Termination Event or Potential Termination Event exists and is continuing as of the date hereof.

          2.2.  Investor Representations.  As of the date hereof, each of the
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Investors represents and warrants to the other parties hereto that:

          (a)  Due Execution. This Amendment has been duly executed and
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     delivered by such Investor.

          (b)  Binding Effect.  The Receivables Purchase Agreement, as amended
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     hereby, constitutes the legal, valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally or general equitable principles.

     SECTION 3.  CONDITIONS PRECEDENT.  This Amendment shall become effective as
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of the date first above written only upon receipt by the Agent of counterparts of this Amendment duly executed by each of the parties hereto.

     SECTION 4.  MISCELLANEOUS.
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          4.1. Choice of Law. This Amendment shall be construed in accordance
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with the internal laws (and not the law of conflicts) of the State of Illinois.

          4.2. Counterparts; Severability. This Amendment may be executed in any
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number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          4.3.  Ratification.  Except as expressly amended hereby, each of the
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Transaction Documents shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

                                   KOHL'S RECEIVABLES CORPORATION


                                   By:  /s/ Arlene Meier
                                      --------------------------------

                                   Name:  Arlene Meier
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                                   Title:  CFO
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                                   PREFERRED RECEIVABLES FUNDING
                                   CORPORATION


                                   By:   /s/ Mark R. Matthews
                                      --------------------------------
                                          Authorized Signatory


                                   THE FIRST NATIONAL BANK OF CHICAGO,
                                   as an Investor and as Agent



                                   By:  /s/ Mark R. Matthews
                                      --------------------------------
                                         Authorized Signatory